UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 5, 2018

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 17th Street Office 3118, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K dated July 9, 2018 filed by MassRoots, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “Original Form 8-K”). The sole purpose of this Amendment is to correct the number of warrants issued.

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2018 (the “Effective Date”), MassRoots, Inc. (the “Company”) entered into separate securities purchase agreements (each a “Securities Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which it sold an aggregate of $1,650,000 in principal amount of convertible secured promissory notes (each a “Note” and collectively, the “Notes”) (including an original issuance discount of 10%) together with warrants (each a “Warrant” and collectively, the “Warrants”) to purchase up to 6,600,000 shares of the Company’s common stock (the “Offering”).

Pursuant to the terms of the Securities Purchase Agreement, from a period of twelve months from the Effective Date, the Company and its subsidiaries are prohibited from entering into an agreement to effect any offer or sale of any securities involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement). In addition, from the Effective Date until such time that no principal amount of the Notes remains outstanding, upon any issuance by the Company or any of its subsidiaries of common stock, Common Stock Equivalents (as defined in the Securities Purchase Agreement) or debt for cash consideration, indebtedness or a combination thereof (a “Subsequent Financing”), the Investors shall, collectively, have the right to participate in the Subsequent Financing in an amount equal to up to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing; provided, however, such right shall not apply with respect to an Exempt Issuance (as defined in the Securities Purchase Agreement). Furthermore, pursuant to the terms of the Securities Purchase Agreement, if the Company does not repay amounts due pursuant to the Notes by the Maturity Date (as defined herein), then the Company shall issue to the Investors up to 250,000 shares of the Company’s common stock on a pro rata basis.

Pursuant to the Offering, the Company issued the Investors Notes in the aggregate principal amount of $1,650,000 (including an original issuance discount of 10%). The Notes are due and payable on January 5, 2019 (the “Maturity Date”), bear no interest and are convertible into shares of the Company’s common stock at the Conversion Price, subject to adjustment. “Conversion Price” means the lower of (i) $0.25 and (ii) a 15% discount to the price at which the Company next issues common stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement) after the Effective Date; provided, however, in the event that any principal amount of the Note remains outstanding after the Maturity Date, the Conversion Price shall equal 65% of the average of the three lowest daily volume weighted average prices during the 15 days prior to the Maturity Date. The Company is prohibited from effecting a conversion of any Note to the extent that, as a result of any such conversion, the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Note, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. In the event the Company issues shares of common stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement), other than Exempted Issuances (as defined in the Securities Purchase Agreement), for a consideration which is less than the Conversion Price then in effect, then thereafter successively upon each such issuance, the Conversion Price shall be reduced to such lower price. If any Event of Default (as defined in the Note) occurs, then the outstanding principal amount of the Note and other amounts owing in respect thereof shall, at the holder’s election, become immediately due and payable in cash at the Mandatory Default Amount (as defined in the Note). In addition, after the occurrence of any Event of Default that results in the acceleration of the Note, the Note shall accrue interest at an interest rate equal to the lesser of (i) 2% per month or (ii) the maximum rate permitted under applicable law. The Notes may be prepaid at any time upon five days prior written notice to the holder in an amount equal to the following: (i) during the first 90 days after the Effective Date, an amount equal to the principal amount of the Note multiplied by 110% and (ii) after the first 90 days after the Effective Date, an amount equal to the principal amount of the Note multiplied by 125% (collectively, the “Prepayment Multiplier”). If the Company participates in any Subsequent Financing, receives cash proceeds from warrant exercises, or sells any of its assets other than in the ordinary course, while any portion of the Notes remains outstanding, any proceeds of such Subsequent Financing, warrant exercise or asset sale must be applied toward repayment of the Notes, subject to the Prepayment Multiplier.

Pursuant to the Offering, the Company issued the Investors Warrants to purchase up to 6,600,000 shares of the Company’s common stock. The Warrants are exercisable at any time on or after the initial issuance date at a price of $0.25 per share, subject to adjustment (the “Exercise Price”), and expire five years from the date of issuance. Under certain circumstances, holders of the Warrants may exercise the Warrants on a cashless basis and the Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. In the event the Company issues shares of common stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement), other than Exempted Issuances (as defined in the Securities Purchase Agreement), for a consideration which is less than the Exercise Price then in effect, then thereafter successively upon each such issuance, the Exercise Price shall be reduced to such lower price.

Pursuant to the Offering, the Company entered into a security agreement (the “Security Agreement”) with the Investors pursuant to which the Company granted the Investors a security interest in the Company’s Collateral (as defined in the Security Agreement) to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes.

The foregoing descriptions of the Securities Purchase Agreement, Note, Warrant and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, Note, Warrant and Security Agreement, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On July 5, 2018, the Company entered into Securities Purchase Agreements with the Investors pursuant to which it sold an aggregate of $1,650,000 in principal amount of Notes and Warrants to purchase up to 6,600,000 shares of the Company’s common stock. The details of this transaction are described in Item 1.01, which is incorporated by reference in its entirety into this Item 3.02.

The Notes and Warrants (and the securities issuable upon conversion or exercise thereof) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Rule 506 of Regulation D and Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement (Incorporated by reference as Exhibit 10.1 to the Original Form 8-K)
10.2	Form of Note (Incorporated by reference as Exhibit 10.2 to the Original Form 8-K)
10.3	Form of Warrant (Incorporated by reference as Exhibit 10.3 to the Original Form 8-K)
10.4	Form of Security Agreement (Incorporated by reference as Exhibit 10.4 to the Original Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: August 17, 2018	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer